LNR Partners, LLC(logo)

ANNUAL STATEMENT OF COMPLIANCE OF

LNR PARTNERS, LLC

The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the “Special Servicer”), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:

1.

A review of the activities performed by the Special Servicer during the period commencing on January 1, 2019 and ending on December 31, 2019 (or any other shorter period set forth on Schedule I hereto) (the “Reporting Period”), and of the Special Servicer’s performance under the Pooling and Servicing Agreement has been made under my supervision; and

2.

To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing Agreement in all material respects throughout the Reporting Period.

LNR PARTNERS, LLC,
a Florida limited liability company

By:	\s\ Job Warshaw
Job Warshaw
President

Dated: February 19, 2020

1601 Washington Avenue • Suite 700 • Miami Beach, Florida 33139-3164

Telephone: (305) 695-5600 • Fax: (305) 695-5601

Schedule I

GSMS 2014-GC18

GS Mortgage Securities Corporation II, Commercial Mortgage Pass Through Certificates, Series 2014-GC18

(Cityscape-East Office/Retail Mortgage Loan; 1500 Spring Garden Mortgage Loan - going into CGCMT 2014-GC19)

Fitch Ratings Inc.
33 Whitehall Street

Attention: Commercial Mortgaged Surveillance
New York NY 10004 General Contact

Kroll Bond Rating Agency, Inc.,
845 Third Avnue, 4th Floor
Attention: CMBS Surveillance
New York NY 10022
General Contact

Moody’s Investors Service, Inc.
7 World Trade Center
250 Greenwich Street

Attn: Commercial Mortgage Surveillance Group
New York NY 10007
General Contact

Park Bridge Lender Services LLC

Winston & Strawn LLP

200 Park Avenue
New York NY 10178
Bola O. Oloko

Park Bridge Lender Services LLC
600 Third Avenue, 40th Floor

Att: GSMS 2014-GC18 - Surveillance Manager
New York NY 10016
David Rodgers

Park Bridge Lender Services LLC
600 Third Avenue, 40th Floor
Att: GSMS 2014-GC18
New York NY 10016
Group

Wells Fargo Bank, N.A.
9062 Old Annapolis Road
Columbia MD 21045
Group Notices